UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

NetApp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27130	77-0307520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive
San Jose, California		95128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 822-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of NetApp, Inc. (“NetApp” or the “Company”) approved a revised form indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and each of its directors and officers, effective May 26, 2023. The Indemnification Agreement supersedes the Company’s previous form of indemnification agreement.

The Indemnification Agreement provides, among other things, that the Company will indemnify the director or officer (the “Indemnitee”) to the fullest extent permitted by law against all expenses and, in the case of proceedings other than those brought by or in the right of the Company, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on the Indemnitee’s behalf, in each case, in connection with proceedings in which the Indemnitee is involved by reason of any action taken or failure to act while serving as a director or officer of the Company, or of another enterprise at the request of the Company, provided that the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company will also indemnify the Indemnitee to the fullest extent permitted by law against all expenses actually and reasonably incurred by or on the Indemnitee’s behalf in connection with any such proceeding or defense, in whole or in part, to which the Indemnitee is a party or participant and in which the Indemnitee is successful.

In addition, and subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the Indemnitee in connection with any proceeding not initiated by the Indemnitee (subject to limited exceptions), and the reimbursement to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled, including any rights arising under applicable law, the Company’s Certificate of Incorporation or Bylaws, a vote of stockholders or a resolution of directors or otherwise. The Company’s indemnification obligations do not extend to payments that would be prohibited under Section 304 of the Sarbanes-Oxley Act of 2022, and Sections 954 and 306 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 31, 2023, the Company issued a press release reporting financial results for the fourth quarter and year ended April 28, 2023. The press release is furnished herewith as Exhibit 99.1, to this Current Report.

NetApp is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On May 26, 2023, the Board authorized the repurchase of up to an additional $1 billion of the Company’s common stock, with no expiration date. Stock repurchases may be effected through open market repurchases in compliance with Rule 10b-18 under the Exchange Act, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Exchange Act, privately-negotiated transactions, accelerated stock repurchase plans, block purchases or other similar purchase techniques and in such amounts as the Company’s management deems appropriate. The Company is not obligated to repurchase any specific number of shares, and the timing and actual number of shares repurchased will depend on a variety of factors, including the Company’s stock price, general economic, business and market conditions and alternative investment opportunities. The Company may discontinue purchases without notice at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement by and between the Company and each of its directors and executive officers
99.1	Press release, dated May 31, 2023, reporting earnings for the fourth quarter and year ended April 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETAPP, INC. (Registrant)

Date:	May 31, 2023	By:	/s/ Elizabeth O'Callahan
Elizabeth O'Callahan Executive Vice President, Chief Legal Officer and Secretary